EXHIBIT 16.1

LETTER ON CHANGE IN CERTIFYING ACCOUNTANT

Harry D. Pevos, CPA, P.C.
17100 W. Twelve Mile Road - Suite 5
Southfield, MI 48076-2115
(248) 357-8850

July 8, 2003

Securities and Exchange Commission
Division of Corporation Finance
405 Fifth Street, N.W.
Washington, D.C. 20549

                                    Re:     Zion Oil & Gas, Inc.
                                               Registration Statement on Form SB-2

Gentlemen:

          Please be advised that I have reviewed the disclosures made in the referenced registration statement under the section entitled "Business and Properties - Change in Accountants" and I agree with such statements.

Sincerely

s/Harry D. Pevos
Harry Pevos, CPA